Exhibit 99.2
AMEREN CORPORATION (AEE)
CONSOLIDATED STATEMENT OF INCOME
(Unaudited, in millions, except per share amounts)

	Three Months Ended March 31,
	2018	2017
Operating Revenues:
Electric	$1,223	$1,207
Natural gas	362	308
Total operating revenues	1,585	1,515
Operating Expenses:
Fuel	188	206
Purchased power	163	180
Natural gas purchased for resale	171	130
Other operations and maintenance	431	418
Depreciation and amortization	234	221
Taxes other than income taxes	125	118
Total operating expenses	1,312	1,273
Operating Income	273	242
Other Income, Net	23	18
Interest Charges	101	99
Income Before Income Taxes	195	161
Income Taxes	42	57
Net Income	153	104
Less: Net Income Attributable to Noncontrolling Interests	2	2
Net Income Attributable to Ameren Common Shareholders	$151	$102

Earnings per Common Share – Basic and Diluted	$0.62	$0.42

Weighted-average Common Shares Outstanding – Basic	242.9	242.6

AMEREN CORPORATION (AEE)
CONSOLIDATED BALANCE SHEET
(Unaudited, in millions)

	March 31, 2018	December 31, 2017
ASSETS
Current Assets:
Cash and cash equivalents	$30	$10
Accounts receivable - trade (less allowance for doubtful accounts)	514	445
Unbilled revenue	258	323
Miscellaneous accounts receivable	98	70
Inventories	453	522
Current regulatory assets	130	144
Other current assets	84	98
Total current assets	1,567	1,612
Property, Plant, and Equipment, Net	21,666	21,466
Investments and Other Assets:
Nuclear decommissioning trust fund	698	704
Goodwill	411	411
Regulatory assets	1,205	1,230
Other assets	532	522
Total investments and other assets	2,846	2,867
TOTAL ASSETS	$26,079	$25,945
LIABILITIES AND EQUITY
Current Liabilities:
Current maturities of long-term debt	$1,170	$841
Short-term debt	960	484
Accounts and wages payable	497	902
Taxes accrued	91	52
Interest accrued	97	99
Customer deposits	115	108
Current regulatory liabilities	130	128
Other current liabilities	285	326
Total current liabilities	3,345	2,940
Long-term Debt, Net	6,766	7,094
Deferred Credits and Other Liabilities:
Accumulated deferred income taxes, net	2,564	2,506
Accumulated deferred investment tax credits	47	49
Regulatory liabilities	4,363	4,387
Asset retirement obligations	636	638
Pension and other postretirement benefits	541	545
Other deferred credits and liabilities	445	460
Total deferred credits and other liabilities	8,596	8,585
Ameren Corporation Shareholders’ Equity:
Common stock	2	2
Other paid-in capital, principally premium on common stock	5,546	5,540
Retained earnings	1,699	1,660
Accumulated other comprehensive loss	(17)	(18)
Total Ameren Corporation shareholders’ equity	7,230	7,184
Noncontrolling Interests	142	142
Total equity	7,372	7,326
TOTAL LIABILITIES AND EQUITY	$26,079	$25,945

AMEREN CORPORATION (AEE)
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(Unaudited, in millions)

	Three Months Ended March 31,
	2018	2017
Cash Flows From Operating Activities:
Net income	$153	$104
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	230	217
Amortization of nuclear fuel	24	24
Amortization of debt issuance costs and premium/discounts	5	6
Deferred income taxes and investment tax credits, net	26	51
Allowance for equity funds used during construction	(5)	(6)
Stock-based compensation costs	6	4
Other	2	(4)
Changes in assets and liabilities	(183)	(65)
Net cash provided by operating activities	258	331
Cash Flows From Investing Activities:
Capital expenditures	(579)	(504)
Nuclear fuel expenditures	(12)	(27)
Purchases of securities – nuclear decommissioning trust fund	(38)	(40)
Sales and maturities of securities – nuclear decommissioning trust fund	34	34
Other	(2)	(2)
Net cash used in investing activities	(597)	(539)
Cash Flows From Financing Activities:
Dividends on common stock	(111)	(107)
Dividends paid to noncontrolling interest holders	(2)	(2)
Short-term debt, net	475	356
Issuances of common stock	17	—
Repurchases of common stock for stock-based compensation	—	(24)
Employee payroll taxes related to stock-based compensation	(19)	(15)
Other	—	(1)
Net cash provided by financing activities	360	207
Net change in cash, cash equivalents, and restricted cash	21	(1)
Cash, cash equivalents, and restricted cash at beginning of year	68	52
Cash, cash equivalents, and restricted cash at end of period	$89	$51